                                LOGO PRIMEX/TM/
                                     TECHNOLOGIES
                          10101 9TH STREET NORTH
                         ST. PETERSBURG, FL 33716

                                                            June 20, 1997

  Dear Shareholder:

    You are cordially invited to attend our 1997 Annual Meeting of Shareholders at 9:00 a.m. on Tuesday, August 5th. The meeting will be held at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington.

    The accompanying Notice of Annual Meeting and Proxy Statement describe the proposals to be considered at the meeting.

    Whether or not you plan to attend, please sign and date the enclosed form of proxy, and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you do plan to attend, please so indicate by checking the appropriate box on the proxy card.

                                          Sincerely,

                                          /s/ James G. Hascall

                                          James G. Hascall
                                          Chairman of the Board and
                                          Chief Executive Officer



                             YOUR VOTE IS IMPORTANT

                    YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

                         PRIMEX TECHNOLOGIES, INC.
                          10101 9TH STREET NORTH
                         ST. PETERSBURG, FL 33716


                                 ------------

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON AUGUST 5, 1997

                                 ------------

    The Annual Meeting of Shareholders of PRIMEX TECHNOLOGIES, INC. will be held at The Woodmark Hotel, 1200 Carillon Point, Kirkland,
  Washington, on Tuesday, August 5, 1997, at 9:00 a.m., local time, to consider and act upon the following:

    (1) The election of three directors.

    (2) Ratification of the appointment of independent auditors for 1997.

    (3) Such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on June 11, 1997 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors:

                                          /s/ George H. Pain

                                          George H. Pain
                                          Secretary

  June 20, 1997

                           PRIMEX TECHNOLOGIES, INC.

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 5, 1997

  This Proxy Statement is furnished to the shareholders of Primex
Technologies, Inc. ("PRIMEX" or the "Company") in connection with the solicitation by the Board of Directors ("Board") of PRIMEX of proxies to be voted at the Annual Meeting of Shareholders to be held on August 5, 1997, and at any adjournment thereof. This Proxy Statement and the related proxy card are being mailed to shareholders beginning on or about June 20, 1997.

  PRIMEX was organized under the laws of the Commonwealth of Virginia on May 10, 1996 as a wholly-owned subsidiary of Olin Corporation ("Olin"). PRIMEX began operating as an independent publicly held company on December 31, 1996 as a result of its spin-off (the "Spin-off") from Olin. The mailing address of the Company's principal executive office is 10101 9th Street North, St. Petersburg, FL 33716.

  PRIMEX does not know of any matters other than those referred to in the accompanying Notice which are to come before the meeting. If any other matters are properly presented for action, the persons named in the accompanying form of proxy will vote the proxy in accordance with their best judgment.

  Shares represented by duly executed proxies in the accompanying form received by PRIMEX prior to the meeting will be voted at the meeting. Where a shareholder directs in the proxy a choice regarding any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted for the election of directors as set forth below and in favor of the ratification of the appointment of independent auditors. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary or by voting in person at the meeting.

                    SHARES OUTSTANDING AND ENTITLED TO VOTE

  The close of business on June 11, 1997 has been fixed as the record date for the meeting and any adjournment thereof. As of that date, there were 5,136,463 shares of the common stock, par value $1.00 per share (the "Common Stock"), of PRIMEX outstanding, each of which is entitled to one vote. Of those shares of Common Stock outstanding, approximately 228,000 shares were held in the Primex Technologies, Inc. Retirement Investment Management Experience Plan (the "PRIME Plan") and approximately 612,000 shares were held in the Olin Corporation Contributing Employee Ownership Plan (the "CEOP"), all of which are held by Wachovia Bank of North Carolina, N.A. as the trustee of both the PRIME Plan and the CEOP (the "Trustee"). Each individual participating in the PRIME Plan and the CEOP is entitled to instruct the Trustee how to vote all shares of Common Stock credited to the individual's account as of the record date. Shares of Common Stock held in the PRIME Plan and the CEOP for which voting instructions are not received from PRIME Plan or CEOP participants are voted by the Trustee in the same proportion as shares of Common Stock for which the Trustee has received instructions.

  ChaseMellon Shareholder Services, LLP is the Company's registrar and transfer agent.

                           CERTAIN BENEFICIAL OWNERS

  Except as noted below, PRIMEX knows of no person who was the beneficial owner of more than five percent of PRIMEX Common Stock as of May 15, 1997. This information is based on reports filed by such persons with the United States Securities and Exchange Commission ("SEC").

                                                          AMOUNT AND
                                                          NATURE OF
     NAME AND ADDRESS OF                       TITLE OF   BENEFICIAL  PERCENT OF
     BENEFICIAL OWNER                           CLASS     OWNERSHIP     CLASS
     -------------------                     ------------ ----------  ----------
     Jeffrey J. Hallis...................... Common Stock 478,714 (a)     9.2
     500 Park Avenue, 5th Floor
     New York, NY 10022
     FMR Corp.  ............................ Common Stock 654,660 (b)   12.53
     82 Devonshire Street
     Boston, MA 02109
     Wachovia Corporation................... Common Stock 769,660 (c)    15.4
     301 North Main Street
     Winston Salem, NC 27150

--------
(a) As reported on a Schedule 13D provided to the Company, as of February 26, 1997, Jeffrey J. Hallis has sole power to vote and sole dispositive power with respect to 342,204 shares owned by Tyndall Partners, L.P., 68,080 shares owned by Tyndall Institutional Partners, L.P., 41,770 shares owned by Madison Avenue Partners, L.P. and 26,660 shares owned by Halo International, Ltd. According to the Schedule 13D, such shares were acquired solely for investment purposes.
(b) As reported on a Schedule 13G provided to the Company, as of May 10, 1997, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of all such shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Funds"). Fidelity Low-Priced Stock Fund and Fidelity Dividend Growth Fund own 327,000 and 284,900 shares respectively. Edward C. Johnson 3d, (who is the Chairman of FMR Corp.), FMR Corp. (through its control of Fidelity), and the Funds each has sole power to dispose of the shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' respective Boards of Trustees.
(c) As reported on a Schedule 13G provided to the Company, as of February 10, 1997, Wachovia Corporation (i) had sole voting power with respect to 26,490 of such shares, shared voting power with respect to 742,757 of such shares, sole dispositive power with respect to 25,218 of such shares and shared dispositive power with respect to 1,686 of such shares, and (ii) such shares were held by Wachovia Bank of North Carolina, NA, Wachovia Bank of Georgia, NA and Wachovia Bank of South Carolina, NA as trustees. Wachovia Bank of North Carolina, NA is the trustee of both the PRIME Plan and the CEOP.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The members of the Board of Directors of PRIMEX are divided into three classes, one of which is elected at each annual meeting of shareholders to hold office for a three-year term and until their successors are duly elected and have qualified. Three persons, as set forth below under "Nominees for Three-Year Terms Expiring at the 2000 Annual Meeting", have been nominated by the Board for election as Class I directors to serve until the Annual Meeting of Shareholders in 2000 and until their successors have been duly elected and have qualified. The terms of the other directors in the other two classes will continue after the meeting as indicated below.

  Each of the nominees is a director at the present time. It is not expected that any of the nominees will be unable to serve as a director but if any are unable to accept election, it is intended that shares represented by proxies in the accompanying form will be voted for the election of substitute nominees selected by the Board, unless the number of directors is reduced.

  The election of each nominee as a director requires the affirmative vote of a plurality of the votes cast in the election. Votes withheld and shares held in street name ("Broker Shares") that are not voted in the election of directors will not be included in determining the number of votes cast.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES LISTED BELOW.

                                    CLASS I
       NOMINEES FOR THREE-YEAR TERMS EXPIRING AT THE 2000 ANNUAL MEETING

  EDWIN M. GLASSCOCK, 68, is President of Edwin M. Glasscock Associates, Inc., a management consulting firm which he founded in 1966. Dr. Glasscock has served as a director of the Company since January 1997.

  ROBERT H. RAU, 60, is President and Chief Executive Officer of Rohr, Inc., a position he has held since April 1993. From 1988 to 1993, Mr. Rau served as Executive Vice President of Parker Hannifin Corporation and previously as President of the Parker Bertea Aerospace Group of Parker Hannifin. He is a member of the Board of Directors of Rohr, Inc. Mr. Rau has served as a director of the Company since January 1997.

  LEON E. SALOMON, 61, is the Corporate Vice President of Purchasing and Logistics for Rubbermaid Incorporated, a position he has held since May 1996. General Salomon retired in 1996 from active duty in the U.S. Army having served for 36 years. From 1994 to 1996, General Salomon commanded the U.S. Army Material Command. From 1992 to 1994, he was the Deputy Chief of Staff for Logistics. Prior to that assignment, he was the Deputy Commanding General for Combined Arms Support, U.S. Army Training and Doctrine Command, and Commanding General, U.S. Army Combined Arms Support Command at Fort Lee, Virginia. General Salomon has served as a director of the Company since January 1997.

                                   CLASS II
                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 1998

  ANGELO A. CATANI, 64, has served as Vice Chairman of the Company since January 1997. From 1988 through December 1996, Mr. Catani was President of Olin Corporation's Ordnance Division and served as Vice President and General Manager of Defense Products from 1985 to 1987. Mr. Catani was elected an Olin Corporate Vice President in April 1993. Mr. Catani has served as a director of the Company since January 1997.

  BOB MARTINEZ, 62, is a principal of Bob Martinez & Company, a domestic and international business development consulting firm, founded by him in 1993 and a principal in Pro Tech Monitoring, Inc., an electronic surveillance firm, founded in 1995. From 1991 to 1993, pursuant to presidential appointment, Mr. Martinez served as the United States Drug Czar and from 1987 to 1991 as the Governor of the State of Florida. Mr. Martinez has served as a director of the Company since January 1997.

  ANTHONY W. RUGGIERO, 56, is Senior Vice President and Chief Financial Officer of Olin Corporation, a position he has held since September 1995. Prior to joining Olin and for the period 1990 to 1995, Mr. Ruggiero was Senior Vice President and Chief Financial Officer of Reader's Digest Association, Inc. Mr. Ruggiero has served as a director of the Company since January 1997.

                                   CLASS III
                   DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999

  JAMES G. HASCALL, 58, has served as Chairman and Chief Executive Officer of the Company since January 1997. From January 1, 1996 through December 1996, Mr. Hascall served as Executive Vice President of Olin Corporation, having operating responsibility for Olin's Brass, Winchester, Ordnance and Aerospace

Divisions. Mr. Hascall joined Olin in 1960. From 1985 through 1995, Mr. Hascall served as President of Olin's Brass Division. He was elected a Corporate Vice President in 1985 and a Senior Vice President in 1990.

  DAVID LASKY, 64, is Chairman of the Board of Directors of Curtiss-Wright Corporation, a position he has held since May 1995. Mr. Lasky joined Curtiss-Wright in 1962, was elected General Counsel in 1967, Senior Vice President in 1980 and Corporate Secretary in 1989. In 1993, he was elected Director, President and Chief Executive Officer. Mr. Lasky has served as a director of the Company since January 1997.

  WILLIAM B. MITCHELL, 61, retired as Vice Chairman of Texas Instruments Incorporated in December, 1996. Mr. Mitchell joined Texas Instruments in 1961, was elected Vice President, Defense Systems and Electronics Group in 1984, President, TI Systems and Equipment Sector in 1991 and Vice Chairman in 1993. He is a director of Curtiss-Wright Corporation and a trustee of The MITRE Corporation. Mr. Mitchell has served as a director of the Company since January 1997.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

ATTENDANCE

  Because the present Board of Directors of the Company was not formed until January 1997, it held no meetings during 1996. During the period beginning on January 1, 1997, and ending on May 31, 1997, the Board of Directors held three meetings. Each such meeting was attended by all of the directors.

COMMITTEES OF THE BOARD

  The standing committees of the Board are an Audit Committee and a Compensation and Nominating Committee.

  The Audit Committee advises the Board on internal and external audit matters affecting PRIMEX, including recommendation of the appointment of independent auditors of PRIMEX; reviews with such auditors the scope and results of their examination of the financial statements of PRIMEX and any investigations and surveys by such auditors; reviews reports of PRIMEX's internal audit activities; and reviews the presentation of PRIMEX's financial results. The committee also advises the Board on compliance with PRIMEX's Code of Business Conduct, on government and other compliance programs, on corporate and governmental security matters, and monitors major litigation with a particular interest in the event there are claims that PRIMEX has acted unethically or unlawfully. The Audit Committee currently consists of Messrs. Rau (Chair), Ruggiero and Salomon. Because the Audit Committee was not formed until January 1997, it did not hold any meetings during 1996. For the period January 1, 1997 through May 31, 1997, the Audit Committee held two meetings, each of which was attended by all of the members thereof.

  The Compensation and Nominating Committee sets policy, develops and monitors strategies for, and administers the programs which compensate the Chief Executive Officer ("CEO") and other senior executives. The committee approves the salary plans for the CEO and other senior executives including total direct compensation opportunity, and the mix of base salary, annual incentive standard and long term incentive guideline award. It approves the measures, goals, objectives, weighting, payout matrices and actual payouts and certifies performance for and administers the incentive compensation plans. The committee approves broad-based retirement and savings programs and approves amendments to the qualified and non-qualified retirement plans, and to the welfare and fringe benefit plans. The committee administers the Long Term Incentive Plan, issues an annual report on Executive Compensation that will appear in future Proxy Statements, approves Executive and Change in Control Agreements, stock ownership guidelines and reviews plans for management development and succession. The committee also advises the Board on such matters as the composition and remuneration of the Board and committees thereof, including the nomination of directors, protection against liability and indemnification. The committee will consider candidates recommended by shareholders for election as directors at annual meetings. Recommendations must be in writing and submitted to the Secretary of PRIMEX by

December 1, accompanied by a biography and the written consent of the candidate. The Compensation and Nominating Committee currently consists of Messrs. Glasscock, Lasky, Martinez and Mitchell (Chair). Because the Compensation and Nominating Committee was not formed until January 1997, it did not hold any meetings during 1996. For the period January 1, 1997 through May 31, 1997, the Compensation and Nominating Committee held three meetings, each of which was attended by all of the members thereof.

  The By-laws require that advance notice of nominations for the election of directors to be made by a shareholder (as distinguished from a shareholder's recommendation to the Compensation and Nominating Committee) be given to the Secretary of PRIMEX no later than 90 days before an annual meeting of shareholders or seven days following notice of special meetings of shareholders for the election of directors, together with the name and address of the shareholder and of the person to be nominated; a representation that the shareholder is entitled to vote at the meeting and intends to appear there in person or by proxy to make the nomination; a description of arrangements or understandings between the shareholder and others pursuant to which the nomination is to be made; such other information regarding the nominee as would be required in a proxy statement filed under the Securities and Exchange Commission proxy rules; and the consent of the nominee to serve as a director if elected.

COMPENSATION OF DIRECTORS

  Each director who is not an employee of the Company receives a fixed annual retainer of $20,000 and a fee of $1,000 for each meeting of the Board and for each meeting of a committee of the Board attended, together with reimbursement for expenses incurred in the performance of his duties as director. Each director who serves as the chair of a Board committee also receives an additional annual meeting fee of $3,000. Half of the $20,000 annual retainer is paid in Company Common Stock, and each director may elect to receive the balance thereof in cash or Company Common Stock. All meeting fees may be paid in cash or Company Common Stock, at the election of the director. Directors may defer the cash portions of their annual retainer and meetings fees into cash accounts which will bear interest and/or into stock accounts which will be credited with dividend equivalents. The Primex Technologies, Inc. Stock Plan for Nonemployee Directors (the "Directors Plan") provides that each nonemployee director serving in such capacity on January 1 of each year will be credited with a number of shares of Company Common Stock having a fair market value equal to $5,000. Fifty thousand shares of Company Common Stock are available for award under the Directors Plan.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth information as of May 15, 1997, concerning shares of Company Common Stock beneficially owned by (i) each director of the Company (ii) each of the Named Executive Officers of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes below, each person or entity has sole voting and investment power with respect to the shares set forth opposite such person's or entity's name. Also included in the figures are shares of Company Common Stock which may be acquired within 60 days through the exercise of options, if any.

                                                       NO. OF SHARES
                                                       BENEFICIALLY  PERCENT OF
      NAME OF BENEFICIAL OWNER                           OWNED (A)   CLASS (B)
      ------------------------                         ------------- ----------
       A. A. Catani...................................     1,707         --
       S. C. Curley...................................     1,926         --
       J. D. DeMaire..................................    15,481         --
       E. M. Glasscock................................     4,000         --
       J. G. Hascall..................................    19,050         --
       D. Lasky.......................................       861         --
       B. Martinez....................................        --         --
       W. B. Mitchell.................................     1,707         --
       R. H. Rau......................................        --         --
       A. W. Ruggiero.................................     1,075         --
       L. E. Salomon..................................        --         --
       W. W. Smith....................................     1,280         --
       Directors and executive officers as a group,
        including those named above (16 persons)......    64,054        1.2%

--------
(a) Excluded from this table are shares credited to deferred accounts pursuant to the arrangements described above under "Compensation of Directors" in the amounts of 1,718 shares for Mr. Glasscock, 1,157 for Mr. Martinez, 1,266 for Mr. Rau, 1,446 for Mr. Ruggiero and 868 for Mr. Salomon. Such shares have no voting power.
(b) Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of Company Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended requires PRIMEX executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market System. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish PRIMEX with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to PRIMEX, or written representations that no Forms 5 were required, PRIMEX believes that during the period January 1, 1996 to December 31, 1996 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

  As noted above, PRIMEX became an independent public company on December 31, 1996. Prior to that date, the businesses of PRIMEX were controlled by Olin and all compensation decisions for PRIMEX executives were determined by Olin.

  The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered to Olin for the year ended December 31, 1996 (prior to the Spin-off). The positions of the officers set forth below are those currently held in the Company.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                                               COMPENSATION
                                                           ---------------------
                             1996 ANNUAL COMPENSATION      AWARDS(A)   PAYOUTS
                         --------------------------------- ---------- ----------
 NAMES AND PRINCIPAL
      POSITION                                             SECURITIES
 AS OF DECEMBER 31,                         OTHER ANNUAL   UNDERLYING    LTIP       ALL OTHER
        1996              SALARY   BONUS   COMPENSATION(B) OPTIONS(C) PAYOUTS(D) COMPENSATION(E)
 -------------------     -------- -------- --------------- ---------- ---------- ---------------
James G. Hascall.......  $350,000 $401,553     $25,861       60,000    $233,764      $19,075
 Chairman and Chief Ex-
 ecutive Officer
William W. Smith.......   250,000  113,746      11,210       30,000      95,150       14,875
 Executive Vice
 President &
 President Aerospace &
 Electronics Division
J. Douglas DeMaire.....   200,004  140,544       4,589       20,000      58,100       12,463
 Executive Vice
President
Angelo A. Catani.......   250,000      --       11,446       30,000     105,600       15,173
 Vice Chairman
Stephen C. Curley......   134,480   70,272       1,781        6,000      30,116        8,285
 Vice President &
Treasurer

--------
(a) All awards shown reflect an equitable adjustment made pursuant to the anti-dilution provision of the plan for a 2-for-1 split of Olin Common Stock but do not reflect an equitable adjustment made pursuant to such provisions as a result of the Spin-off.
(b) Includes dividend equivalents on outstanding performance share units paid at the same rate as dividends paid on Olin Common Stock. Also includes tax gross-ups paid for imputed income on use of company-provided automobiles.
(c) The stock options reported are for Olin Common Stock and do not represent options to acquire Common Stock of the Company.
(d) Payouts represent amounts earned under the Olin 1991 Long Term Incentive
    Plan.
(e) Amounts reported in this column for 1996 are comprised of the following items:

                                            CEOP      SUPPLEMENTAL   TERM LIFE
                                        COMPANY MATCH   CEOP (1)   INSURANCE (2)
                                        ------------- ------------ -------------
      J. G. Hascall....................    $6,393        $8,050       $4,632
      W. W. Smith......................     6,393         3,850        4,632
      J. D. DeMaire....................     6,393         2,210        3,860
      A. A. Catani.....................     6,179         4,362        4,632
      S. C. Curley.....................     5,738           --         2,547

--------
(1) The Supplemental CEOP permits participants in the CEOP to make contributions, and Olin to match the same in amounts permitted by the CEOP but which would otherwise be in excess of those permitted by certain Internal Revenue Service limitations.
(2) Under Olin's key executive insurance program, additional life insurance is provided and monthly payments are made to the spouse and dependent children of deceased participants.

                              STOCK OPTION PLANS

  The following table sets forth as to the Named Executive Officers information relating to options granted by Olin from January 1, 1996 through December 31, 1996. In connection with the Spin-off, options to purchase Olin Common Stock granted on January 25, 1996 to persons who became Company employees, and which were not exercised (other than those options vesting on January 24, 1997, which were accelerated and vested immediately prior to the termination of employment with Olin) were surrendered and canceled. In their stead, the affected optionees received grants of restricted stock units pursuant to the PRIMEX 1996 Long Term Incentive Plan described below. In addition, options to purchase Olin Common Stock outstanding under the 1980 Stock Option Plan of Olin for such persons were extended to terminate upon the earlier of (i) the end of their term or (ii) two years following the Spin-off. Options to purchase Olin Common Stock granted under Olin's 1988 Stock Option Plan did not terminate for such persons when the optionee ceased to be employed by Olin but were extended to their original terms. No options to acquire Company Common Stock were granted during the period from January 1, 1996 through December 31, 1996.

 OPTION GRANTS OF OLIN COMMON STOCK TO COMPANY EXECUTIVES IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS (A)
                         --------------------------------------------------------------------------------
                         NUMBER OF    % OF TOTAL
                         SECURITIES    OPTIONS                            POTENTIAL REALIZABLE VALUE AT
                         UNDERLYING    GRANTED                            ASSUMED RATES OF STOCK PRICE
                          OPTIONS       TO ALL                          APPRECIATION FOR OPTION TERM (C)
                          GRANTED     EMPLOYEES    EXERCISE  EXPIRATION ---------------------------------
       NAME                (A, B)   IN FISCAL YEAR PRICE (A)    DATE    0%        5%            10%
       ----              ---------- -------------- --------- ---------- --- -------------- --------------
J. G. Hascall...........    60,000        4.3%      $40.00    1/24/06   $ 0 $      503,116 $    1,274,994
W. W. Smith.............    30,000        2.2%      $40.00    1/24/06     0        251,558        637,497
J. D. DeMaire...........    20,000        1.4%      $40.00    1/24/06     0        167,705        424,998
A. A. Catani............    30,000        2.2%      $40.00    1/24/06     0        251,558        637,497
S. C. Curley............     6,000        0.4%      $40.00    1/24/06     0         50,312        127,499
All Olin Shareholders...       N/A        N/A          N/A        N/A     0  1,313,201,121  3,327,909,703
All Olin Optionees...... 1,387,400      100.0%      $40.00    1/24/06     0     29,062,425     73,649,889

--------
(a) Number of options and the exercise price reflect an equitable adjustment to the original grant made pursuant to anti-dilution provisions of the plan as a result of the 2-for-1 stock split but do not reflect an anti-dilution adjustment that was made for the Distribution of the Company.
(b) Options were awarded on January 25, 1996. One third of the options granted to employees who became employees of the Company on January 1, 1997 vested on December 31, 1996 and the balance of the grant to these employees was canceled. As a result, Mr. Hascall's grant was reduced to 20,000 shares; Mr. Smith's to 10,000; Mr. DeMaire's to 6,667; Mr. Catani's to 10,000 and Mr. Curley's to 2,000 shares.
(c) No gain to the optionees is possible without appreciation in the stock price which will benefit all Olin shareholders commensurately. The dollar amounts under these columns are the result of calculations at the 5% and 10% assumption rates set by the SEC and therefore are not intended to forecast possible future appreciation of Olin's stock price or to establish any present value of the options. Note the reduction in grants disclosed in note (b) above.

  The following table sets forth as to the Named Executive Officers information regarding options to purchase Olin Common Stock exercised during 1996 and the value of in-the-money outstanding options to purchase Olin Common Stock at the end of 1996.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                          NUMBER OF                 AGGREGATE
                                                    SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS          IN-THE-MONEY
                                                       AT 12/31/96 (A)       OPTIONS AT 12/31/96 (B)
                         SHARES ACQUIRED  VALUE   ------------------------- -------------------------
NAME                     ON EXERCISE (A) REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------------- -------- ----------- ------------- ----------- -------------
J. G. Hascall...........          0      $     0    91,996           0       $880,261        $ 0
W. W. Smith.............      1,400       24,724    42,148           0        393,336          0
J. D. DeMaire...........      3,180       49,807    12,683           0         65,240          0
A. A. Catani............      6,856       87,227    26,812           0        184,094          0
S. C. Curley............      1,200       19,833     6,112           0         49,087          0

--------
(a) Number of options and shares reflect adjustment for the 2-for-1 stock split but do not reflect an anti-dilution adjustment made to outstanding options as a result of the Spin-off of the Company.
(b) Value was computed as the difference between the exercise price and the $37.625 per share closing price of Olin Common Stock on December 31, 1996, as reported on the consolidated transaction reporting system relating to New York Stock Exchange issues.

1996 LONG TERM INCENTIVE PLAN OF PRIMEX TECHNOLOGIES, INC.

  The Company has adopted the 1996 Long Term Incentive Plan of Primex Technologies, Inc. (the "Incentive Plan"), which is designed to help the Company attract and retain key employees by providing an incentive to increase their proprietary interest in the Company. Awards under the Incentive Plan may be in the form of stock options (including incentive stock options meeting the requirements of Section 422 of the Code ("ISOs"), stock appreciation rights ("SARs"), restricted stock and restricted stock units, performance awards, dividend equivalents and in any other form (including convertible securities) that the committee administering the Incentive Plan (the "Committee") approves valued in whole or in part by reference to, or otherwise based on or related to, shares of Company Common Stock. Three hundred fifty thousand shares of Company Common Stock (subject to adjustment as provided below and for dividends, stock splits, mergers, spin-offs, split-ups, recapitalizations and the like) are available for awards under the Incentive Plan.

  Awards may be granted under the Incentive Plan to salaried employees, including officers, of the Company and any of its controlled subsidiaries who are not members of the Committee. Awards may also be granted to salaried employees of any other entity in which the Company has a significant equity interest as determined by the Committee. Awards will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. However, the exercise price per share of stock purchasable under any stock option, the exercise price of any SAR and the purchase price of stock which may be purchased under any other award providing rights to purchase Company Common Stock will not be less than the fair market value of such stock on the date of grant of the option, SAR or other right.

  Administration of the Incentive Plan is the responsibility of the Committee consisting of at least two non-employee directors. The Committee will have the authority to designate participants, determine the nature and size of, and terms and conditions applicable to, awards, permit deferral of award payments, permit the settlement or exercise of awards, and make all other determinations and interpretations relating to the Incentive Plan. Committee determinations and interpretations will be binding on all interested parties. Under the Incentive Plan, the Company's Board of Directors may act at any time in lieu of the Committee.

  Following the Spin-off, the Company granted restricted stock units valued in the aggregate at $5,790,000 to an aggregate of 42 employees of the Company. Each restricted stock unit represents one phantom share of Company Common Stock and generally vests and is payable in one share of Company Common Stock to the employee upon the fifth anniversary of the grant provided the employee remains employed by the Company during the five-year period; however, if certain performance targets are met, the units may vest after three years. Each restricted stock unit will accrue amounts equivalent to the cash dividends payable on the Company's Common Stock ("dividend equivalents"). Such dividend equivalents will be deferred in the form of cash and will be payable only when and if the restricted stock unit on which such dividend equivalents were accrued become vested. Dividend equivalents will accrue interest at an annual rate equal to the Company's before tax cost of borrowing compounded quarterly. To the extent a restricted stock unit does not vest or is otherwise forfeited, the accrued and unpaid dividend equivalents thereon and any interest thereon shall not vest and be forfeited. In the event an employee's employment is terminated for cause or without the Company's written consent, the restricted stock units are forfeited. If employment is terminated without cause and with written consent or by virtue of death or total disability or retirement under a Company benefit plan, the Compensation Committee shall decide in its sole discretion which outstanding restricted stock units not yet vested shall not be forfeited, provided that in the case of employees who are not officers or directors of the Company when their employment terminates and have not been such during the preceding six month period, the Chief Executive Officer of the Company is authorized to make such determination. Upon a "Change in Control" of the Company, restricted stock units not yet vested will automatically vest and be paid out in the form of cash. There is mandatory tax withholding on all payouts of restricted stock units. The value of such awards to the Named Executive Officers of the Company are as follows: J.G. Hascall $1,046,400; W.W. Smith $401,120; J.D. DeMaire $401,120; A.A. Catani $697,600
and S.C. Curley $209,280. All executive officers as a group received units aggregating $3,976,320 in value.

EXECUTIVE AGREEMENTS

  Each of the Named Executive Officers and four other employees have agreements with the Company which provide, among other things, that in the event of a covered termination of employment (which could include, among other things, termination of employment other than for cause and termination at the election of the individual under certain circumstances), the individual will receive a lump sum severance payment from the Company equal to 12 months' salary plus the greater of (a) the average incentive compensation award from the Company during the three years preceding the termination or (b) the then standard annual incentive compensation award, less any amounts payable under existing severance or disability plans of the Company. In the event that a "Change in Control" of the Company occurs, and there is a covered termination, the individual will receive twice the severance payment or, in the case of the Chairman of the Board and Chief Executive Officer and Vice Chairman, three times the severance payment. Insurance coverage would be afforded for either a one or two-year period. The agreements also provide for certain outplacement services. In addition, employees will receive a payment representing an amount equal to one or two years of the Company's contributions to the retirement feature of the Company's defined contribution plan, in the case of employees who have an accrued benefit under Olin pension plans and are under age 55, an amount equal to the difference between (x) the amount that the employee would have received at age 55 upon early retirement under the Olin pension plan had the employee remained employed with the Company and (y) the pension amount actually received from such Olin pension plans. The agreements will expire on January 31, 2002 (except in the case of Mr. Hascall on December 31, 2000, and in the case of Mr. Catani on December 31, 1999) or three years following the date of the "Change in Control". For purposes of the agreements, "Change in Control" would occur if the Company ceases to be publicly owned; 15% or more of its voting stock is acquired by others (other than an employee benefit plan of the Company); the incumbent directors and their designated successors cease over a two-year period to constitute a majority of the Board; or all or substantially all of the Company's business is disposed of in a transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless shareholders of the Company following the transaction own more than 50% of the voting stock or other ownership interest of the surviving entity or combined company). Each agreement provides that the individual agrees to remain in the Company's employ for six months after a "Potential Change in

Control" of the Company has occurred. The agreements provide that payments made thereunder or under any change in control provision of a compensation or benefit plan of the Company which are subject to "excess parachute payment" tax will be increased so that the individual will receive a net payment equal to that which would have been received if such tax did not apply. Certain of the Company's benefit and compensation plans also contain "Change in Control" provisions.

RETIREMENT BENEFITS

  Following the Spin-off, Olin will remain liable for payment of benefits accrued for employees of the Company under any Olin non-qualified benefit plans as of the Spin-off. Such benefits will not be paid until the participant retires from the Company. Effective January 1, 1997, the Company established a non-qualified, unfunded Restoration Bonus Plan that is intended to restore any benefit under the PRIME Plan that would otherwise be lost as a consequence of certain restrictions required by the Internal Revenue Code.

  The Olin Corporation Employees' Pension Plan, together with two supplementary plans (collectively, the "Pension Plan"), provide for fixed benefits upon retirement. The normal retirement age is 65, but early retirement is available after attainment of age 55 with at least 10 years of service at a reduced percentage of the normal retirement allowance (100% is payable if early retirement is at age 62). The Olin Corporation Employees' Pension Plan is a tax-qualified plan, and benefits are payable only with respect to current compensation. Under one of the supplementary plans mentioned above, Olin pays a supplemental pension, based on the formula described in the next paragraph, on deferred compensation (including deferred incentive compensation). Under the other supplementary plan, Olin will pay employees affected by the limitations imposed by the Internal Revenue Code on qualified plans a supplemental pension in an annual amount equal to the reduction in pensions resulting from such limitations.

  Under the Senior Executive Pension Plan (the "Senior Plan"), Olin will pay retirement benefits to certain senior executives upon their retirement after age 55, which benefits are reduced if retirement is prior to age 62. Under the Senior Plan, the maximum benefit will be 50% of "Compensation" (as defined below), less payments from the Pension Plan, any other Olin pension, pension benefits from other employers, and Social Security benefits, as set forth above. Subject to the above limitations, benefits under the Senior Plan will accrue at the rate of 3% for each year of service in a senior executive position and in all cases are reduced by payments under the Pension Plan which accrued during the period the employee was in the Senior Plan and 50% of the employee's primary social security benefit. The Senior Plan will also provide benefits to the executive's surviving spouse equal to 50% of the executive's benefits. Payment of benefits under the Senior Plan is not automatic, notwithstanding satisfaction of its service requirements, but is subject to plan provisions regarding suspension of benefit accruals and cessation of benefits. The Senior Plan and the other two supplementary plans provide that unless the participant elects installment payments, the participant will receive benefits under these plans in a lump sum upon retirement if the lump sum would exceed $100,000. The Compensation Committee may remove a participant from the Senior Plan for cause as defined in such plan, and no payments will be made if the participant voluntarily terminates employment without the committee's consent. On December 31, 1996, in connection with the Spin-off, Mr. Hascall voluntarily ceased to be an employee of Olin. In connection with his departure, Mr. Hascall waived his rights to the Senior Plan and the two supplemental pension plans with respect to his accrued benefits in exchange for a lump sum cash payment to be made in 1997 equal in value to the present value of his retirement benefits under such plans as accrued through December 31, 1996. In addition, when Mr. Hascall retires from PRIMEX, consistent with the treatment of all other former Olin employees who retire from PRIMEX, his pension benefits under these plans will be calculated using his pay but not service with PRIMEX. Consequently, he may be entitled to an additional lump sum payment for any additional incremental benefit to the extent it exceeds the lump sum payment already made.

              PROPOSAL NO. 2--APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors of PRIMEX for the year 1997. The appointment of this firm was recommended to the Board by its Audit Committee.

  The submission of this matter to shareholders at the Annual Meeting is not required by law or by the By-laws. The Board of Directors of PRIMEX is, nevertheless, submitting it to the shareholders to ascertain their views. If this appointment is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its appointment of Ernst & Young LLP as independent auditors.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and to respond to appropriate questions.

  The ratification of the appointment of independent auditors for 1997 requires that the votes cast in favor of the ratification exceed the votes cast opposing such ratification. Abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS PRIMEX TECHNOLOGIES, INC. INDEPENDENT
                              AUDITORS FOR 1997.

                             CERTAIN TRANSACTIONS

  Anthony W. Ruggiero, a director of the Company, is Senior Vice President and Chief Financial Officer of Olin. The Company and Olin have entered into certain agreements governing their relationship subsequent to the Spin-off and providing for the allocation of tax and certain other liabilities and obligations arising from periods prior to the Spin-off. While the agreements contain terms which generally are comparable to those which would have been reached in arms-length negotiations with unaffiliated parties, these agreements were reached while the Company was wholly owned by Olin and therefore are not the result of arms-length negotiations between independent parties. These agreements include a powder supply requirements agreement (the "Powder Supply Requirements Agreement") which sets forth the terms by which Olin will purchase propellant powder from PRIMEX following the Spin-off. Sales by PRIMEX to Olin under the Powder Supply Requirements Agreement could approach or exceed five percent of PRIMEX's sales for the 1997 fiscal year, depending on the level of demand for ammunition produced by Olin.

                                 MISCELLANEOUS

  PRIMEX will pay the entire expense of this solicitation of proxies.

  Georgeson & Company Inc., New York, New York, will solicit proxies by personal interview, mail, telephone and telegraph, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by such persons. PRIMEX will pay Georgeson & Company Inc. a fee of $6,500 covering its services and will reimburse Georgeson & Company Inc. for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of PRIMEX.

SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented to PRIMEX's 1998 Annual Meeting of Shareholders must be received at PRIMEX's principal executive offices by November 24, 1997 for inclusion in PRIMEX's proxy statement and form of proxy for that meeting. All such proposals must be in writing and addressed to the Corporate Secretary, Primex Technologies, Inc., 10101 9th Street North, St. Petersburg, FL 33716.

                                          By order of the Board of Directors:

                                          /s/ George H. Pain

                                          George H. Pain
                                          Secretary

Dated: June 20, 1997

                        LOGO PRINTED ON RECYCLED PAPER

                                                PROXY
              PRIMEX TECHNOLOGIES, INC.
    10101 9TH STREET N., ST. PETERSBURG, FL 33716

 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        JAMES G. HASCALL, BOB MARTINEZ, and LEON
      E. SALOMON, or any of them, with full power of substitution, are hereby appointed proxies to vote all Common Stock of the undersigned in PRIMEX Technologies, Inc.
      which the undersigned would be entitled to vote on all matters which may come before the Annual Meeting of Shareholders to be held at Kirkland, Washington, on August 5,
      1997, at 9:00 a.m. and at any adjournment.

        This Proxy will be voted as directed by
      the shareholder on the items listed on the reverse side. IF NO CONTRARY DIRECTION IS
      SPECIFIED, THIS PROXY WILL BE VOTED FOR
      ITEMS 1 AND 2. Should any nominee be unable to serve, this Proxy may be voted for a substitute selected by the Board of Directors.

      COMMENTS/ADDRESS CHANGE: PLEASE MARK BOX ON REVERSE SIDE


     PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE, WHERE IT IS
              CONTINUED, THEN RETURN IT IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------
-------------------------------------------------------------
                             FOLD AND DETACH HERE

-------------------------------------------------------------------------------

                                                                 [X] Please mark
                                                                     your votes
                                                                      this way



THE BOARD OF DIRECTORS RECOMMENDS                 WITHHELD
A VOTE FOR ITEMS 1 AND 2.               FOR        FOR ALL
                                     (except as noted below)
Item 1--ELECTION OF DIRECTORS           [_]          [_]
  Nominees:

  Edwin M. Glasscock
  Robert H. Rau
  Leon E. Salomon

                                FOR   AGAINST   ABSTAIN
Item 2--APPOINTMENT             [_]     [_]       [_]
        OF INDEPENDENT
        AUDITORS

WITHHELD FOR: (Write that nominee's name in the space provided below).

--------------------------------------------------------------



                                                                       YES  NO

                                                WILL ATTEND MEETING    [_]  [_]


                                           COMMENTS/ADDRESS CHANGE     [_]  [_]
                                           (use space on reverse side)




Signature(s) ___________________________   Date _______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                               [LOGO]PRIMEX(TM)
                                 TECHNOLOGIES

                               OLIN CORPORATION
                     CONTRIBUTING EMPLOYEES OWNERSHIP PLAN
                            VOTING INSTRUCTION CARD


PLEASE MARK VOTES AS IN THIS EXAMPLE    [X]

1. Election of the following nominees as Class I Directors:

                                                With-           For All
                                For             hold            Except*
        Edwin M. Glasscock
          Robert H. Rau         [_]              [_]              [_]
         Leon E. Salomon

*NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and write the name(s) of the nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).


------------------------------------------------------------------------------

                                                          For  Against  Abstain

2. Ratification of appointment of independent auditors.   [_]    [_]      [_]


Please be sure to sign and date this Voting Instruction Card       Date
--------------------------------------------------------------------------


--------------------------------------------------------------------------
        Participant sign here


Mark box at right if a comment has been noted on the reverse side     [_]
of this card.

DETACH CARD                                                          DETACH CARD


To: Participants in the OLIN CORPORATION Contributing Employees Ownership Plan ("CEOP")

Subject: Annual Meeting of Shareholders of PRIMEX Technologies, Inc. ("PRIMEX")

Wachovia serves as Trustee of the OLIN Corporation Contributing Employees Ownership Plan. As a participant in the CEOP, you are entitled to instruct Wachovia, as Trustee, how to vote the shares of Common Stock of PRIMEX allocated to your account at the annual meeting of shareholders of PRIMEX to be held on August 5, 1997. Your instructions shall also determine how allocated shares for which no instructions are received are voted.

YOUR INSTRUCTIONS ARE IMPORTANT. YOU SHOULD MARK AND RETURN THE ATTACHED VOTING INSTRUCTION CARD ("INSTRUCTION CARD") TO THE TRUSTEE. YOUR INSTRUCTION CARD MUST BE RETURNED SO THAT IT WILL BE RECEIVED BY WACHOVIA NO LATER THAN THE CLOSE OF BUSINESS (5:00 P.M. EDT) ON AUGUST 1, 1997. YOUR INSTRUCTIONS TO THE TRUSTEE WILL BE CONFIDENTIAL.

The Proposals

The proposals before the shareholders of PRIMEX are the election of the Board of Directors and the ratification of auditors. The proposed candidates for the Board and the other proposal(s) are more fully described in the accompanying proxy material. The Board of Directors of PRIMEX recommends that you vote in favor of all the proposals.

Assuming a quorum is present at the annual meeting, the candidates for the Board receiving the highest vote totals will be elected to the Board of Directors of PRIMEX. All other matters voted on will be decided by a majority vote of the shares cast at the annual meeting.

Instruction Procedures

You should use the attached Instruction Card if you wish to instruct Wachovia to vote in favor of some or all of the proposals before the shareholders.

You should mark the Instruction Card to indicate whether you want Wachovia to vote in favor of all of the candidates or vote against the candidates. You should also mark the card to direct Wachovia regarding the other issues before the shareholders. You should return the card in the enclosed postage-paid envelope.

                          (continued on the reverse)

                       CONFIDENTIAL VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

        TO WACHOVIA BANK OF NORTH CAROLINA, N.A. AS TRUSTEE ("TRUSTEE") UNDER THE OLIN CORPORATION CONTRIBUTING EMPLOYEES OWNERSHIP PLAN ("CEOP")

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby instruct the Trustee to vote in person, or by proxy, all Common Stock of PRIMEX Technologies, Inc. ("PRIMEX") credited to my account as of the record date which I am entitled to vote under the CEOP at the Annual Meeting of Shareholders of PRIMEX to be held on August 5, 1997, and at any adjournment, (a) on the matters as indicated on the reverse side hereof or, if contrary choice is not indicated, then FOR items 1 and 2 and (b) on any other matter which may properly come before the meeting.


  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
  -------------------------------------------------------------------------

Please sign exactly as your name appears on the reverse side. The CEOP provides that Common Stock credited to the participants' accounts for which no written instruction is received by the Trustee before the meeting date will be voted in the same proportion as shares of Common Stock for which the Trustee has received instructions. This form constitutes a direction to so vote.
--------------------------------------------------------------------------------


DO YOU HAVE ANY COMMENTS?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                         (continued from the reverse)

If you return your Instruction Card and later change your mind, you may submit a new Instruction Card. If Wachovia receives more than one Instruction Card from you, the most recently dated card will completely supersede any previously dated card that Wachovia has received from you. Moreover, a dated card will always supersede any undated card. If Wachovia receives two or more cards from you bearing the same date with differing votes, then with respect to the matters on which they differ, Wachovia will disregard your cards. If you sign your Instruction Card and return it unmarked for any proposal, Wachovia will vote your allocated shares FOR that proposal.

If you fail to return an Instruction Card, the shares allocated to your account will be voted as explained below. A new Instruction Card may be obtained from Wachovia by calling (910) 770-7064. If proposals other than those listed on the Instruction Card are presented at the annual meeting, Wachovia will vote all shares of PRIMEX held by the CEOP in its discretion on those proposals.

The legal documents require Wachovia, as Trustee, to vote all allocated shares of PRIMEX common stock according to the instruction from the participants. In addition, the legal documents provide that any fractional, unvoted or unallocated shares shall be voted by the Trustee in the same proportion as the shares voted by the participants.

Wachovia's Legal Responsibilities

For each proposal, Wachovia will vote shares of PRIMEX Common Stock to your instructions on your most recent Instruction Card if that card has been properly marked and signed.

Otherwise, for each proposal Wachovia will vote shares of PRIMEX Common Stock as explained above for which (i) no Instruction Card is received or (ii) the most recent signed instruction Card received is not properly marked, unless doing so would not be consistent with the provisions of Title I of the Employee Retirement Income Security Act ("ERISA").

If following these rules for voting allocated shares for which no Instruction Card is received or for which the most recent signed Instruction Card received is not properly marked would lead to an imprudent result (keeping in mind that, in many situations, more than one result may be prudent), then Wachovia must vote such shares of Common Stock of PRIMEX as Wachovia believes prudent. Wachovia will follow these rules unless it has well-founded reasons why doing so would not be prudent or otherwise not consistent with Title I of ERISA.

Confidentiality

Your Instruction Card is CONFIDENTIAL. Your instructions will be known only by Wachovia. If you have any questions about the procedures, you may contact Wachovia at (910) 770-7064.

Delivery

        By Regular Mail        By Hand Delivery        By Express Mail
--------------------------------------------------------------------------------
      Wachovia Shareholders   Wachovia Shareholders   Wachovia Shareholders
        Services                Services                Services
      Proxy Tabulation        Proxy Tabulation        Proxy Tabulation
        Department              Department              Department
      PO Box 9396             150 Royall Street       150 Royall Street
      Boston, MA 02205-9975   Canton, MA 02021-1031   Mail Stop 45-01-02
                                                      Canton, MA 02021-1031
--------------------------------------------------------------------------------

Cordially yours,

Wachovia Bank of North Carolina, N.A. Trustee
June 20, 1997

                               [LOGO]PRIMEX(TM)
                                 TECHNOLOGIES

                           PRIMEX TECHNOLOGIES, INC.
               RETIREMENT INVESTMENT MANAGEMENT EXPERIENCE PLAN
                            VOTING INSTRUCTION CARD


PLEASE MARK VOTES AS IN THIS EXAMPLE    [X]

1. Election of the following nominees as Class I Directors:

                                                With-           For All
                                For             hold            Except*
        Edwin M. Glasscock
          Robert H. Rau         [_]              [_]              [_]
         Leon E. Salomon

*NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and write the name(s) of the nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).


------------------------------------------------------------------------------

                                                          For  Against  Abstain

2. Ratification of appointment of independent auditors.   [_]    [_]      [_]


Please be sure to sign and date this Voting Instruction Card       Date
--------------------------------------------------------------------------


--------------------------------------------------------------------------
        Participant sign here


Mark box at right if a comment has been noted on the reverse side     [_]
of this card.

DETACH CARD                                                          DETACH CARD


To: Participants in the PRIMEX Technologies, Inc. Retirement Investment Management Experience Plan ("PRIME Plan")

Subject: Annual Meeting of Shareholders of PRIMEX Technologies, Inc. ("PRIMEX")

Wachovia serves as Trustee of the PRIMEX Technologies, Inc. Retirement Investment Management Experience Plan. As a participant in the PRIME Plan, you are entitled to instruct Wachovia, as Trustee, how to vote the shares of Common Stock of PRIMEX allocated to your account at the annual meeting of shareholders of PRIMEX to be held on August 5, 1997. Your instructions shall also determine how allocated shares for which no instructions are received are voted.

YOUR INSTRUCTIONS ARE IMPORTANT. YOU SHOULD MARK AND RETURN THE ATTACHED VOTING INSTRUCTION CARD ("INSTRUCTION CARD") TO THE TRUSTEE. YOUR INSTRUCTION CARD MUST BE RETURNED SO THAT IT WILL BE RECEIVED BY WACHOVIA NO LATER THAN THE CLOSE OF BUSINESS (5:00 P.M. EDT) ON AUGUST 1, 1997. YOUR INSTRUCTIONS TO THE TRUSTEE WILL BE CONFIDENTIAL.

The Proposals

The proposals before the shareholders of PRIMEX are the election of the Board of Directors and the ratification of auditors. The proposed candidates for the Board and the other proposal(s) are more fully described in the accompanying proxy material. The Board of Directors of PRIMEX recommends that you vote in favor of all the proposals.

Assuming a quorum is present at the annual meeting, the candidates for the Board receiving the highest vote totals will be elected to the Board of Directors of PRIMEX. All other matters voted on will be decided by a majority vote of the shares cast at the annual meeting.

Instruction Procedures

You should use the attached Instruction Card if you wish to instruct Wachovia to vote in favor of some or all of the proposals before the shareholders.

You should mark the Instruction Card to indicate whether you want Wachovia to vote in favor of all of the candidates or vote against the candidates. You should also mark the card to direct Wachovia regarding the other issues before the shareholders. You should return the card in the enclosed postage-paid envelope.

                          (continued on the reverse)

                       CONFIDENTIAL VOTING INSTRUCTIONS
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        TO WACHOVIA BANK OF NORTH CAROLINA, N.A. AS TRUSTEE ("TRUSTEE")
UNDER THE PRIMEX TECHNOLOGIES, INC. RETIREMENT INVESTMENT MANAGEMENT EXPERIENCE
                              PLAN ("PRIME PLAN")

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby instruct the Trustee to vote in person, or by proxy, all Common Stock of PRIMEX Technologies, Inc. ("PRIMEX") credited to my account as of the record date which I am entitled to vote under the PRIME Plan at the Annual Meeting of Shareholders of PRIMEX to be held on August 5, 1997, and at any adjournment, (a) on the matters as indicated on the reverse side hereof or, if contrary choice is not indicated, then FOR items 1 and 2 and (b) on any other matter which may properly come before the meeting.


  PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
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Please sign exactly as your name appears on the reverse side. The PRIME Plan provides that Common Stock credited to the participants' accounts for which no written instruction is received by the Trustee before the meeting date will be voted in the same proportion as shares of Common Stock for which the Trustee has received instructions. This form constitutes a direction to so vote.
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DO YOU HAVE ANY COMMENTS?

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                         (continued from the reverse)

If you return your Instruction Card and later change your mind, you may submit a new Instruction Card. If Wachovia receives more than one Instruction Card from you, the most recently dated card will completely supersede any previously dated card that Wachovia has received from you. Moreover, a dated card will always supersede any undated card. If Wachovia receives two or more cards from you bearing the same date with differing votes, then with respect to the matters on which they differ, Wachovia will disregard your cards. If you sign your Instruction Card and return it unmarked for any proposal, Wachovia will vote your allocated shares FOR that proposal.

If you fail to return an Instruction Card, the shares allocated to your account will be voted as explained below. A new Instruction Card may be obtained from Wachovia by calling (910) 770-7064. If proposals other than those listed on the Instruction Card are presented at the annual meeting, Wachovia will vote all shares of PRIMEX held by the PRIME Plan in its discretion on those proposals.

The legal documents require Wachovia, as Trustee, to vote all allocated shares of PRIMEX common stock according to the instruction from the participants. In addition, the legal documents provide that any fractional, unvoted or unallocated shares shall be voted by the Trustee in the same proportion as the shares voted by the participants.

Wachovia's Legal Responsibilities

For each proposal, Wachovia will vote shares of PRIMEX Common Stock to your instructions on your most recent Instruction Card if that card has been properly marked and signed.

Otherwise, for each proposal Wachovia will vote shares of PRIMEX Common Stock as explained above for which (i) no Instruction Card is received or (ii) the most recent signed instruction Card received is not properly marked, unless doing so would not be consistent with the provisions of Title I of the Employee Retirement Income Security Act ("ERISA").

If following these rules for voting allocated shares for which no Instruction Card is received or for which the most recent signed Instruction Card received is not properly marked would lead to an imprudent result (keeping in mind that, in many situations, more than one result may be prudent), then Wachovia must vote such shares of Common Stock of PRIMEX as Wachovia believes prudent. Wachovia will follow these rules unless it has well-founded reasons why doing so would not be prudent or otherwise not consistent with Title I of ERISA.

Confidentiality

Your Instruction Card is CONFIDENTIAL. Your instructions will be known only by Wachovia. If you have any questions about the procedures, you may contact Wachovia at (910) 770-7064.

Delivery

        By Regular Mail        By Hand Delivery        By Express Mail
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      Wachovia Shareholders   Wachovia Shareholders   Wachovia Shareholders
        Services                Services                Services
      Proxy Tabulation        Proxy Tabulation        Proxy Tabulation
        Department              Department              Department
      PO Box 9396             150 Royall Street       150 Royall Street
      Boston, MA 02205-9975   Canton, MA 02021-1031   Mail Stop 45-01-02
                                                      Canton, MA 02021-1031
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Cordially yours,

Wachovia Bank of North Carolina, N.A. Trustee
June 20, 1997